Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pacific Energy Partners, L.P.:

We consent to the use of our report dated March 21, 2002, with respect to the balance sheet of Pacific Energy Partners, L.P. as of March 21, 2002, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Los Angeles, California
March 22, 2002